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                                                                     EXHIBIT 3.5

                         CERTIFICATE OF INCORPORATION

                                      OF

                     McCULLOCH INTERSTATE GAS CORPORATION

          First:  The name of this Corporation is
          -----

             McCULLOCH INTERSTATE GAS CORPORATION

          Second: Its registered office in the State of Delaware is located at
          ------
No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of the registered agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington, Delaware.

          Third:  The nature of the business, or objects or purposes to be
          -----
transacted, promoted or carried on are:

          (1) To search for, mine, bore, dig for, drill for, produce, refine, manufacture, treat, compress, blend, use, store, prepare for market, transport, contract for, purchase or otherwise acquire, sell, exchange, and generally to deal in natural and manufactured gas, petroleum and other oils, liquid and gaseous hydrocarbons, coal, sulphur, lignite and other minerals and chemicals and mineral and chemical substances and compositions of any state, form, nature or description, and all by-products thereof, and all kinds of products which may be advantageously mined, recovered, manufactured or produced in connection therewith, or in the mining, recovery, manufacture, production or use of which the same may be useful, and all other kinds of products, articles, goods, wares and merchandise, of every name and nature, whether consisting, in whole or in part, of materials and substances similar to or different from the foregoing.

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     (2)  To lay, construct, purchase or otherwise acquire, own, lease, develop, improve, maintain and operate a pipe line or pipe lines; to transport by means of such pipe line or pipe lines natural gas, manufactured gas, combinations of natural gas and manufactured gas, petroleum, refined petroleum products, liquid and gaseous hydrocarbons, all kinds of products and by-products of gas and oil, and all kinds of chemicals whether purchased, produced or sold by the Corporation or by others; and to sell, convey or otherwise dispose of such pipe line or pipe lines.

     (3) To acquire, by lease, purchase, contract, concession or otherwise, and to own, explore, exploit, develop, improve, operate, lease, enjoy, control, manage or otherwise turn to account, and to mortgage, grant, sell, exchange, convey or otherwise dispose of, any and all kinds of real estate, lands, options, concessions, grants, land patents, gas rights, oil rights, and any other mineral rights, gas royalties, oil royalties, and any other mineral royalties, and any other franchises, claims, rights, privileges, easements, rights of way, tenements, estates, hereditaments and interests in properties, real or personal, tangible or intangible, of every description and nature whatsoever, contracts for the purpose of drilling and developing lands for oil and gas, useful in the conduct of the business of the Corporation.

     (4) To erect, construct, build, install, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, contract, deal with, mortgage, create liens upon, sell, convey or otherwise dispose of, or turn to account, any and all gas wells, oil wells, drilling equipment, buildings, factories, plants, refineries, laboratories, mines, installations, equipment, machinery, boosters, storage tanks and facilities, tank cars, tank wagons, locomotives, railroad cars, tractors, trucks, cars, airplanes, boats, barges and other vehicles and vessels, pipe lines, pumps, compressing and pumping stations, filling stations, railways, roadways,

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canals, water courses, wharves, piers, docks, basins, and other structures, machines and apparatus of every kind and description, and telephone, telegraph and electric transmission lines, and any and all rights and privileges therein, useful in the conduct of the business of the Corporation.

     (5) To enter into and carry out contracts of every kind pertaining to its business, and to acquire, use, sell, grant and dispose of patents, copyrights and trade-marks and any licenses or other rights or interests therein or thereunder.

     (6) To acquire by purchase, subscription or otherwise, guarantee principal of and dividends and interest on, hold for investment or otherwise, and use, sell, assign, transfer, mortgage, pledge, hypothecate, exchange or otherwise dispose of shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, bills of exchange, contracts or obligations of any corporation or corporations, association or associations, domestic or foreign, or of any firm or individual of the United States or any state, territory or dependency thereof or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor stocks, bonds, or any other securities or evidences of indebtedness of this Corporation, and while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers an privileges of ownership, including all voting power thereon.

     (7) To purchase, hold, sell and transfer shares of its own capital stock; provided that it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

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     (8)  To sue and be sued in any court or law or equity and to delegate by power of attorney to any person or persons authority to commence, prosecute, defend, compormise or settle any claims, actions or suits in behalf of or against the Corporation, either at law or in equity or otherwise.

     (9) To do all and everything necessary and proper for the accomplishment of the objects enumerated in this Certificate of Incorporation or any amendment thereof or necessary or incidental to the protection and benefit of the Corporation, and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the Corporation whether or not such business is similar in nature to the objects set forth in this Certificate of Incorporation or any amendment thereof.

     (10) To do any or all things herein set forth to the same extent and as fully as natural persons might or could do, and in any part of the world,and as principal, agent, contractor or otherwise, and either alone or in conjunction with any other persons, firms, associations or corporations; to conduct its business in all its branches in the State of Delaware, other states, the District of Columbia and the territories and provinces or possessions of the United States, and in any foreign countries, but subject to the laws thereof, respectively; to have one or more offices in and out of the State of Delaware; to acquire, hold, purchase, mortgage, lease, pledge, hypothecate, convey, sell or otherwise dispose of, real and personal property in this State and in any of the several states, territories, provinces and possessions of the United States, the District of Columbia and in foreign countries, but subject to such laws, respectively, as aforesaid; to borrow money and contract debts necessary or advisable in the transaction of the Corporation's business or the exercise of its corporate rights, privileges or franchises or for any other lawful object or purpose of its incorporation; to issue bonds, debentures,

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     promissory notes, bills of exchange and other obligations and evidences of indebtedness whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired, or for any other lawful objects; to secure such bonds, debentures, promissory notes, bills of exchange and other obligations or evidences of indebtedness and interest thereon by mortgage, deed of trust, pledge and hypothecation of the Corporation's property; and to acquire, and pay for in cash, stocks or bonds of this Corporation or otherwise, the good will, rights, assets and property and to guarantee, undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          (11) In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, either as principal or otherwise, and either alone or in connection with other corporations, associations, firms or individuals, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the act hereinafter referred to.

          The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the Corporation.

          Provided that nothing herein shall be construed to authorize the Corporation to transport gas or oil for others as a carrier for hire or to sell gas or oil for others as a carrier for hire or to sell gas or oil, except by private contract, or to constitute the Corporation a common purchaser of gas or oil or a public utility corporation.

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          Provided, further, that nothing herein contained shall be construed to authorize the Corporation to transact business in any state, district, territory, province, possession or country contrary to the laws thereof, and such objects are to be carried on in the several states, districts, territories, provinces, possessions or countries only when and where permissible under the laws thereof.

          Fourth: The total number of shares of stock which the corporation
          ------
shall have authority to issue is one hundred thousand (100,000) and the par value of each of such shares is Fifty Cents ($.50) amounting in the aggregate to Fifty Thousand Dollars ($50,000.00).

          Fifth: The name and mailing address of each incorporator is as
          -----
follows:

          NAME                               MAILING ADDRESS
          ----                               ---------------
     B. J. Consono                        100 West Tenth Street
                                          Wilmington, Delaware

     F. J. Obara, Jr.                     100 West Tenth Street
                                          Wilmington, Delaware

     J. L. Rivera                         100 West Tenth Street
                                          Wilmington, Delaware

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          Sixth: In furtherance and not in limitation of the powers conferred by
          -----
statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

          Seventh: Meetings of stockholders may be held within or without the
          -------
State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

          Eighth: The corporation reserves the right to amend, alter, change
          ------
or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and cer-

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tifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 28th day of January, 1970.


                                                  /s/ B.J. Consono
                                                  --------------------

                                                  /s/ F.J. Obara Jr.
                                                  --------------------

                                                  /s/ J.L. Rivera
                                                  --------------------


STATE OF DELAWARE      )
                       )   SS:
COUNTY OF NEW CASTLE   )

          BE IT REMEMBERED that on this 28th day of January A. D. 1970, personally came before me, a Notary Public for the State of Delaware,
B. J. Consono, F. J. Obara, Jr. and J. L. Rivera, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

          GIVEN under my hand and seal of office the day and year aforesaid.

                                             /s/ [SIGNATURE ILLEGIBLE]
                                             ----------------------------
                                                Notary Public

                                                       [SEAL]

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                               State of Delaware

                                                                   PAGE 1

                       Office of the Secretary of State

                       ________________________________

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "MCCULLOCH INTERSTATE GAS CORPORATION" FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF AUGUST, A.D. 1980, AT 10 O'CLOCK A.M.

                              * * * * * * * * * *



                         [SEAL]    /s/ William T. Quillen
                                   -------------------------------------------
                                    William T. Quillen, Secretary of State

                                    AUTHENTICATION: *4029900

                                              DATE: 08/24/1993
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                          CERTIFICATE OF AMENDMENT OF

                      THE CERTIFICATE OF INCORPORATION OF

                     McCULLOCH INTERSTATE GAS CORPORATION

          The undersigned, HC Ouzts and Franklin D. Dodge, do hereby certify that they are, respectively, and have been at all times herein mentioned, the duly elected, qualified and acting President and Assistant Secretary of McCulloch Interstate Gas Corporation, a Delaware corporation (the "Corporation") whose Certificate of Incorporation was filed in the office of the Delaware Secretary of State on January 28, 1970 under the name of McCulloch Interstate Gas Corporation and further certify that:

     1. The Certificate of Incorporation of the Corporation is amended pursuant to Section 242 of the Delaware General Corporation Law by the following resolution which was duly adopted by the Corporation's Board of Directors on July 9, 1980:

               RESOLVED that paragraph First of the Corporation's
          Certificate of Incorporation which provides:

               "First: The name of the Corporation is McCulloch
          Interstate Gas Corporation"

          be amended to provide:

               "First: The name of the Corporation is MIGC, Inc."
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     2.   The sole shareholder of all of the Corporation's outstanding shares adopted resolutions to permit amendment of the Corporation's Certificate of Incorporation on July 9, 1980. The wording of the sole shareholder's resolution is not inconsistent with the wording set forth in the foregoing Board of Directors resolution in paragraph 1 of this Certificate of Amendment.


     3. The number of outstanding shares which so consented to the adoption of the foregoing resolution amending the Corporation's Certificate of Incorporation was 100,000 and the total number of outstanding shares entitled to vote on or consent to said resolution was 1000,000. The number of shares required to be voted in favor of the adoption of the foregoing resolution is 50,001.


          IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment on July 25, 1980.


                                                  /s/ HC Ouzts
                                                  ----------------------
                                                  HC Ouzts, President

ATTEST:

/s/ Franklin D. Dodge
----------------------
Franklin D. Dodge
Assistant Secretary


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          The undersigned, HC Ouzts, hereby declares, under penalty of perjury, that he is the President of McCulloch Interstate Gas Corporation, a Delaware corporation; that he has read the foregoing Certificate of Amendment and knows the contents thereof; that the foregoing Certificate of Amendment is the act and deed of the Corporation; and that the facts stated therein are true.

          Executed this 25/th/ day of July, 1980 at the City of Los Angeles, County of Los Angeles, State of California.

                                             /s/ HC Ouzts
                                             ------------
                                                 HC Ouzts


          The undersigned, Franklin D. Dodge, hereby declares, under penalty of perjury, that he is the Assistant Secretary of McCulloch Interstate Gas Corporation, a Delaware corporation; that he has read the foregoing Certificate of Amendment and knows the contents thereof; that the foregoing Certificate of Amendment is the act and deed of the Corporation; and that the facts stated therein are true.


          Executed this 24 day of July, 1980 at the City of Los Angeles, County of Los Angeles, State of California.

                                            /s/ Franklin D. Dodge
                                            -----------------------
                                                Franklin D. Dodge

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